EXHIBIT 99.3




ORBIT  INTERNATIONAL  CORP.  AND  SUBSIDIARIES
PRO  FORMA  COMBINED  FINANCIAL  INFORMATION  (UNAUDITED)
---------------------------------------------------------

------
                  ORBIT INTERNATIONAL CORP. AND SUBSIDIARIES PRO FORMA
                                        COMBINED FINANCIAL INFORMATION
                                          INDEX TO COMBINED FINANCIAL STATEMENTS
                                          --------------------------------------

COMBINED  FINANCIAL  STATEMENTS  (UNAUDITED):

   Pro  Forma  Combined  Balance  Sheet  as  of  March  31,  2005             3
   Pro  Forma  Combined  Statements  of  Operations  for  the
    year  ended December  31,  2004 and for the three months
     ended March 31, 2005                                                 4 - 5
   Notes  to  Pro  Forma  Combined  Financial  Statements                 6 - 7

                  ORBIT INTERNATIONAL CORP. AND SUBSIDIARIES PRO FORMA
                                                 COMBINED BALANCE  SHEET
                                                                     (UNAUDITED)
MARCH  31,  2005
----------------

                                                                    PRO FORMA          ORBIT
                                        ORBIT          TULIP       ADJUSTMENTS       PRO FORMA
                                        -------------  ----------  ----------------  ------------
ASSETS

Current assets:
  Cash and cash equivalents. . . . . .  $  2,096,000   $  693,000        -           $ 2,789,000
  Investments in marketable securities       159,000            -        -               159,000
  Accounts receivable. . . . . . . . .     3,215,000    1,169,000        -             4,384,000
  Inventories. . . . . . . . . . . . .     8,042,000      840,000        -             8,882,000
  Other current assets . . . . . . . .       128,000       12,000        -               140,000
  Deferred tax asset . . . . . . . . .       564,000            -        -               564,000
                                        -----------  -----------    -----------       -----------
  TOTAL CURRENT ASSETS . . . . . . . .    14,204,000    2,714,000        -            16,918,000

  Property and equipment, net. . . . .       214,000      206,000                -       420,000
  Excess of costs over the fair
    value of assets acquired . . . . .       868,000            -  $ 7,026,000  (a)    7,894,000
  Other assets . . . . . . . . . . . .     1,147,000            -     (117,000) (b)    1,030,000
  Deferred tax asset . . . . . . . . .       211,000            -            -           211,000
                                       -----------  ------------  ------------      -------------
  TOTAL ASSETS . . . . . . . . . . . .  $ 16,644,000   $2,920,000  $ 6,909,000       $26,473,000

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Current portion of
    long-term obligations. . . . . . .  $     10,000            -  $ 1,114,000  (c)  $ 1,124,000
  Accounts payable . . . . . . . . . .     1,107,000   $  254,000                -     1,361,000
  Accrued expenses . . . . . . . . . .       860,000      200,000      209,000  (d)    1,269,000
  Deferred income. . . . . . . . . . .        85,000            -         -               85,000
  Due to sellers of Tulip. . . . . . .             -      450,000         -              450,000
  Customer advances. . . . . . . . . .       653,000      216,000         -              869,000
                                         ------------     --------    ----------         --------
  TOTAL CURRENT LIABILITIES. . . . . .     2,715,000    1,120,000    1,323,000         5,158,000

  Deferred income. . . . . . . . . . .       577,000            -        -               577,000

  Long-term obligations,
    less current portion . . . . . . .        17,000            -    5,886,000  (c)    5,903,000
                                        -----------   ------------   ------------      ---------

  Total liabilities. . . . . . . . . .     3,309,000    1,120,000    7,209,000        11,638,000

Stockholders' Equity:
  Common stock . . . . . . . . . . . .       307,000       20,000       16,000  (e)      323,000
                                                                       (20,000) (f)
  Additional paid-in capital . . . . .    16,682,000       28,000    1,484,000  (e)   18,166,000
                                                                       (28,000) (f)
  Unearned compensation. . . . . . . .    (1,472,000)           -         -           (1,472,000)
  Accumulated other
    comprehensive loss . . . . . . . .        (4,000)           -         -               (4,000)
  Retained (deficit) earnings. . . . .    (2,178,000)   1,752,000   (1,752,000) (f)   (2,178,000)
                                       -----------    ---------    ----------------  ------------
  STOCKHOLDERS' EQUITY . . . . . . . .    13,335,000    1,800,000     (300,000)       14,835,000
                                       -------------   --------   ----------------   -----------
  TOTAL LIABILITIES AND
    STOCKHOLDERS' EQUITY . . . . . . .  $ 16,644,000   $2,920,000  $ 6,909,000       $26,473,000



See Notes to Combined Financial Statements

ORBIT INTERNATIONAL CORP. AND SUBSIDIARIES PRO FORMA
COMBINED STATEMENT  OF  OPERATIONS
(UNAUDITED)
YEAR  ENDED  DECEMBER  31,  2004
--------------------------------

                                                                     PRO FORMA         ORBIT
                                   ORBIT             TULIP          ADJUSTMENTS      PRO FORMA
                                   -------------     ---------      --------------   ------------

Net sales . . . . . . . . . . . .  $ 18,012,000    $4,816,000              -        $22,828,000

Cost of sales . . . . . . . . . .    10,258,000     2,407,000              -         12,665,000
                                 -------------  ------------         ----------   - -----------
Gross profit. . . . .                 7,754,000     2,409,000              -         10,163,000
                                    -----------    ----------       -----------    ------------

Selling, general and
  administrative expenses . . . .     6,019,000     1,542,000         $(290,000) (g)  7,371,000
                                                                        100,000  (h)
Interest expense. . . . . . . . .         2,000        -                295,000  (i)    297,000
Investment and other income, net.      (104,000)      (9,000)              -           (113,000)
                                      ----------   ----------        ------------   ------------
Income before income tax benefit      1,837,000      876,000           (105,000)      2,608,000

Income tax benefit. . . . . . . .      (100,000)        -                  -           (100,000)
                                    -----------   ----------       --------------  -------------
Net income. . . . . . . . . . . .  $  1,937,000   $  876,000      $    (105,000)    $ 2,708,000
                                    ------------  -----------       -------------  ------------

Other comprehensive income:

 Unrealized gain (loss)
  on marketable securities. . . .       (3,000)     (11,000)              -             (14,000)
                                 ------------   ----------        -------------      ------------
Comprehensive income. . . . . . .  $ 1,934,000   $  865,000        $    (105,000)   $ 2,694,000
                                   ===========   =========          =============   ============




Pro  forma  net  income  per  common  share:

      Basic          $   .82
                     =======
      Diluted        $   .92
                     =======

See Notes to Combined Financial Statements

ORBIT INTERNATIONAL CORP. AND SUBSIDIARIES PRO FORMA
COMBINED STATEMENT  OF  OPERATIONS
(UNAUDITED)
THREE  MONTHS  ENDED  MARCH  31,  2005
--------------------------------------

                                                                 PRO FORMA     ORBIT
                                      ORBIT         TULIP       ADJUSTMENTS    PRO FORMA
                                      ------------  ----------  -------------  -----------

Net sales. . . . . . . . . . . . . .  $ 5,403,000   $1,654,000        -        $7,057,000

Cost of sales. . . . . . . . . . . .    3,037,000      897,000        -         3,934,000
                                   -------------   ----------    ------------  -----------
Gross profit . . . . . . . . . . . .    2,366,000      757,000        -         3,123,000
                                    -------------   -----------   ------------  ---------

Selling, general and
  administrative expenses. . . . . .    1,769,000      284,000   $ 78,000  (g)  2,145,000
                                                                   14,000  (h)
Interest expense . . . . . . . . . .        1,000            -     99,000  (i)    100,000
Investment and other income, net . .      (33,000)           -         -          (33,000)
                                     -------------  ------------  -----------  -----------
Net income . . . . . . . . . . . . .  $   629,000   $  473,000  $   (191,000)  $  911,000
                                       ----------   -----------  -----------   -----------

Other comprehensive income:

 Unrealized gain (loss)
  on marketable securities . . . . .       (1,000)       -             -           (1,000)
                                     -----------   ----------  ------------  -------------
Comprehensive income . . . . . . . .  $   628,000   $  473,000  $   (191,000)  $  910,000
                                      ===========   =========    ===========   ==========



Pro forma  income per common share:

      Basic. . . . . . . . . . . . .  $       .31
                                      ============

      Diluted. . . . . . . . . . . .  $       .27
                                      ============


See Notes to Combined Financial Statements



                                TULIP DEVELOPMENT LABORATORY, INC. AND AFFILIATE

                                NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS
                                ------------------------------------------------
                                                                     (UNAUDITED)
 1.  BASIS  OF  PRESENTATION:


     On April 4, 2005, pursuant to a Stock Purchase Agreement ("SPA") entered into on December 13, 2004, Orbit International Corp. ("Orbit") acquired all of the issued and outstanding capital stock of Tulip Development Laboratory, Inc. and its affiliated manufacturing company, TDL Manufacturing, Inc. (collectively, "Tulip"). The purchase price was approximately $8.8 million consisting of $5.0 million in cash funded by a term loan, a $2.0 million promissory note to the sellers, approximately 165,000 shares of Orbit stock valued at approximately $1.5 million and approximately $326,000 of direct costs related to the purchase of Tulip.

     The unaudited pro forma combined balance sheet reflects the acquisition of Tulip as if it had taken place on March 31, 2005. The unaudited pro forma combined statements of operations for the three months ended March 31, 2005 and the year ended December 31, 2004 reflect the acquisition of Tulip as if it had taken place at the beginning of the fiscal periods presented. Operating results for Tulip for the period March 31, 2005 through April 4, 2005 were not material and are not included in these financial statements.

     The pro forma statements of operations are for illustrative purposes only and should be read in conjunction with the separate historical financial statements of Orbit and Tulip, and the notes thereto and with the accompanying notes to the pro forma statements. The pro forma statements of operations may not be indicative of either future results of operations or the results that would have actually occurred if the acquisition had been consummated on January 1, 2004. The pro forma statements are based upon currently available information and upon certain assumptions that Orbit believes are reasonable under the circumstances.

     The acquisition was accounted for as a purchase pursuant to the provisions of SFAS No. 141, Business Combinations. Estimated goodwill was recognized for the portion of the purchase price that exceeded the fair value of the net assets acquired and the liabilities assumed. Estimated goodwill is based on the assumption that there will be no intangible assets other than goodwill as a result of the acquisition.



 2.  PROFORMA  ADJUSTMENTS:

The following are brief descriptions of each of the pro forma adjustments included in the unaudited pro forma combined financial statements:

     Balance  sheet  adjustments:
     ---------------------------

     (a) To record the estimated goodwill resulting from the allocation of the purchase price to the fair value of assets acquired and liabilities assumed.

     (b) To reclassify direct costs relating to the Tulip acquisition from other assets to goodwill.

     (c) To record short-term and long-term portions of the $5,000,000 term loan and $2,000,000 promissory note, which were used to fund the acquisition.

     (d) To record additional direct acquisition costs incurred subsequent to March 31, 2005.


     (e) To record the issuance of approximately 165,000 shares of Orbit, $.10 par value stock, valued at approximately $1.5 million, issued in connection with the acquisition.

     (f)  To  eliminate  the  pre-acquisition  equity  balances  of  Tulip.

     Statement  of  operations  adjustments:
     ---------------------------------------

     (g) To adjust Tulip officer compensation according to an employment agreement entered into with a senior executive of Tulip, included in the SPA.

     (h) To adjust Orbit's officer compensation for the addition of Tulip's pre-tax income.

     (i)  To  record  interest  expense  on  the  term loan and promissory note.